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                                                                 EXHIBIT 23.1(B)

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 20, 1998, except for Notes 5 and 13(c) for which the date is December 17, 1998, relating to the consolidated financial statements and schedule of TMP Worldwide Inc. appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1997 and the Company's Information Statement on Schedule 14C, dated January 6, 1999.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                              BDO SEIDMAN, LLP

New York, New York
January 19, 1999